UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2007 (March 29, 2007)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3427 SW 42nd Way Gainesville, Florida	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 379-0611

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 29, 2007, Quick-Med Technologies, Inc. (the “Company”) filed a Form 8-K with the United States Securities and Exchange Commission (the “SEC”) reporting a Patent and Technology License Agreement (“License Agreement”) entered into by and between the Company and Derma Sciences, Inc. dated March 23, 2007 (“March 29 Form 8-K”). The Company attached a redacted version of the License Agreement as an exhibit to the March 29 Form 8-K pursuant to a Confidential Treatment Request letter that the Company expected to be submitted to the SEC.

After filing the March 29 Form 8-K, the Company decided to not to submit the request for confidential treatment of the License Agreement. Accordingly, the Company attaches the full version of the License Agreement to this Current Report on Form 8-K as an exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exh. No.  Description

10.1	Patent and Technology License Agreement, dated March 23, 2007, by and between Quick-Med Technologies, Inc. and Derma Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: April 2, 2007
/s/ David S. Lerner
David S. Lerner, President